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                        [RYDER SCOTT COMPANY LETTERHEAD]

                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        In connection with Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-33403) (the "Registration Statement") of The Meridian Resource Corporation (the "Company"), we hereby consent to the incorporation into the Registration Statement of our reserve report dated February 19, 1997, related to the estimated quantities of the Company proved reserves of oil and gas and the related estimates of future net revenues and present values thereof for certain periods, included therein, as well as in the Notes to the Consolidated Financial Statements of the Company, incorporated by reference or included therein. We also consent to the reference to us under the heading of "Experts" in the Registration Statement.

                                                 Ryder Scott Company
                                                 Petroleum Engineers



                                                 RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS


September 12, 1997